Exhibit 23.1




                      CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 5, 2004 relating to the financial statements, which appears in the 2003 Annual Report to Shareholders, which is incorporated by reference in Roto-Rooter, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2003. We also consent to the incorporation by reference herein of our report dated March 5, 2004 relating to the financial statement schedule, which appears in such Annual Report on Form 10-K. We also consent to the references to us under the heading "Experts" in the prospectus constituting part of this Registration Statement.

                                           /s/ PricewaterhouseCoopers LLP

                                           PRICEWATERHOUSECOOPERS LLP


Cincinnati, Ohio
May 7, 2004